Exhibit (j)(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Tax Managed Stock Fund, which is included in Post-Effective Amendment No. 52 to the Registration Statement No. 811-2933 on Form N-1A of Fidelity Beacon Street Trust.

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____________________________	/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
August 6, 2001